                                                                   EXHIBIT 10.23



                                  MP3.COM, INC.
                               4790 EASTGATE MALL
                               SAN DIEGO, CA 92121

March 9, 2000

Thomas Spiegel
9465 Wilshire Blvd., Suite 900
Beverly Hills, CA 90212

Dear Tom:

This letter sets forth the terms and conditions of our agreement (the "Agreement") regarding your resignation of employment with MP3.COM, INC. (the "Company") and the consulting services you have agreed to provide to the Company, effective as of the Effective Date provided in Section 16 herein. You and the Company hereby agree as follows:

1. RESIGNATION. The Company accepts your resignation as an employee of the Company as of March 9, 2000 (the "Separation Date").

2. ACCRUED SALARY AND VACATION. You agree and acknowledge that the Company has paid you all accrued salary, and all accrued and unused vacation benefits earned through the Separation Date, if any, subject to standard payroll deductions, withholding taxes and other obligations.

3. EXPENSE REIMBURSEMENT. Within thirty (30) days of your execution of this Agreement, you agree that you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred prior to and including the Separation Date, if any, for which you seek reimbursement. The Company shall reimburse your expenses pursuant to Company policy and regular business practice.

4. COMPANY EQUIPMENT AND PERSONAL EFFECTS. The Company agrees that upon the Effective Date, you may take ownership of the Company owned IBM laptop computer and related accessories currently in your possession. The Company further agrees that you may remove from the Company's offices any furniture or other personal effects that have been paid for by you personally and not reimbursed by the Company.

5. INSURANCE BENEFITS. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's current group health insurance policies, you will be eligible to continue your health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company's health insurance, if you wish. You will be provided with a separate notice of your COBRA rights.

6. RESTRICTED STOCK.

        (a) You and the Company acknowledge and agree that, pursuant to the terms of your Early Exercise Stock Purchase Agreement dated May 3, 1999 ("Initial Stock Purchase Agreement") for the purchase of an aggregate of 450,000 shares of the Common Stock of the



                                       1.

Company (adjusted to reflect the Company's 3 for 2 stock split), the term and vesting of such Common Stock will continue in accordance with the terms and conditions of the Consulting Agreement attached hereto as Exhibit B and referenced below in Section 8 hereof. It is understood and agreed for purposes of this Section 6(a) that your transition from an employee to a consultant under this Agreement is not intended to be an interruption of your continuous service within the meaning of the Nonstatutory Stock Option Agreement attached as Exhibit A to the Consulting Agreement attached hereto as Exhibit B.

        (b) You and the Company acknowledge and agree that, pursuant to the terms of your Early Exercise Stock Purchase Agreement dated July 7, 1999 ("Stock Purchase Agreement") for the purchase of an aggregate of 900,000 shares of the Common Stock of the Company (adjusted to reflect the Company's 3 for 2 stock split), the term and vesting of 300,000 shares of such Common Stock shall continue beyond the Separation Date pro-rata on a monthly basis during the Consulting Period such that all 300,000 shares of Common Stock are vested at the end of the Consulting Period, subject to the provisions of Section 8(f) herein. This Common Stock will otherwise remain subject to the terms and conditions of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit A. You understand and agree that the remaining 600,000 shares of Common Stock under the Stock Purchase Agreement will be repurchased by the Company pursuant to its repurchase right under the Stock Purchase Agreement on the Effective Date of this Agreement.

7. OTHER COMPENSATION AND BENEFITS. Except as expressly provided herein, you acknowledge and agree that you are not entitled to and will not receive any additional compensation, severance, stock options, stock or benefits from the Company. You agree and understand that, except as expressly provided herein, all vesting under any stock compensation award (e.g., incentive stock option, nonqualified stock option, stock purchase agreement, or restricted stock bonus agreement) from the Company shall cease upon the Separation Date. Except as expressly provided herein, any and all rights that you may have in the Company's Employee Stock Purchase Plan or Equity Incentive Plan are determined in accordance with the provisions of the applicable plan and any agreements signed by you.

8. CONSULTING. In exchange for the promises and covenants set forth herein, you and the Company agree that you shall continue to serve as a consultant pursuant to the existing Consulting Agreement attached hereto as Exhibit B until April 20, 2000 and thereafter continue as a consultant through December 31, 2000 (the "Consulting Period") pursuant to the terms herein.

        (a) CONSULTING SERVICES. During the Consulting Period, you shall be available at reasonable times and upon reasonable notice to consult with the Company in any area of your expertise, as requested by the Company's CEO or President.

        (b) NO AGENCY OR EMPLOYMENT RELATIONSHIP. During the Consulting Period, you will not be considered an agent or an employee of the Company; you will not have authority to make any representation, contract, or commitment on behalf of the Company and you agree not to do so; and you will not be entitled to any of the benefits which the Company may make available to its employees, such as group insurance, profit sharing, or retirement benefits.



                                       2.

        (c) TAXES. During the Consulting Period, you will be solely responsible for all tax returns and payments to any federal, state, or local tax authority with respect to your performance of services and the receipt of fees or other compensation and benefits under this Agreement. The Company will report amounts paid to you by filing Form 1099-MISC with the Internal Revenue Service as required by law. The Company will not: make withholdings or deductions from your payment checks; make contributions for Social Security, employment insurance or disability insurance; or obtain workers' compensation insurance on your behalf. During the Consulting Period, you shall comply with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, Social Security, disability and other contributions based on compensation and benefits paid to you under this Agreement. You hereby indemnify the Company against any and all such taxes or contributions, including penalties and interest.

        (d) OTHER WORK ACTIVITIES. During the Consulting Period, you may engage in full-time employment, consulting or other work relationships in addition to your work for the Company; provided that, you do not violate the provisions of
Section 9 hereof. The Company agrees to make reasonable arrangements to enable you to perform your consulting services for the Company at such times and in such a manner so that it does not unreasonably interfere with other work activities in which you may engage.

        (e) CONSULTING PAYMENT. The Company agrees to pay you an aggregate amount of three hundred eighty thousand dollars ($380,000) in equal monthly installments during the Consulting Period.

        (f) TERMINATION BY THE COMPANY. In the event that your consulting relationship is terminated by the Company for "Cause" (as defined below) prior to the end of the Consulting Period, you will not be entitled to the payments or benefits described in Section 6(b) or this Section 8. For purposes of this Agreement, "Cause" shall mean any of the following: (1) your conviction of any crime involving moral turpitude or dishonesty, (2) your participation in a fraud or act of dishonesty against the Company, (3) conduct by you that, based upon a good faith factual investigation and determination by the Board, demonstrates your gross unfitness to serve the Company, (4) your intentional, material violation of any contract with the Company or any statutory duty to the Company that is not corrected within thirty (30) days after written notice thereof, (5) any gross negligence or wanton and willful misconduct by you relating to the subject matter of this Agreement and your rendition of services to and for the benefit of the Company hereunder, or (6) your material breach of Sections 9, 12 or 13 of this Agreement.

9. NONCOMPETITION AND NONSOLICITATION. You agree that during the Consulting
Period:

        (a) you shall not engage or prepare to engage, directly or indirectly, whether as an owner, employee, officer, director, agent, consultant or otherwise, in the geographic area of the United States, in a business the same as or directly or indirectly competitive with any business conducted, or to your knowledge planned as of the date hereof to be conducted, by the Company, provided, however, that the ownership of five percent (5%) or less of the stock of a company whose shares are listed on a national securities exchange or are quoted on the National



                                       3.

Association of Securities Dealers Automated Quotation System shall not be deemed ownership or having an interest which is prohibited hereunder;

        (b) you shall not solicit any business from any customer of the Company for products or services competitive with those of the Company, or request, induce or advise customers of the Company to withdraw, curtail or cancel their business with the Company; and

        (c) you shall not, either directly or through others, solicit any employee, consultant, or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

10. NO FURTHER EMPLOYMENT WITH THE COMPANY. You understand and agree that, as a condition of this Agreement, you shall not be entitled to any employment or re-employment with the Company, its parents, subsidiaries, or affiliates; you hereby waive any right, or alleged right, of employment or re-employment with the Company and any of its parents or subsidiaries, and you agree that you will not apply for any such employment without prior written consent from the Company, which consent may be withheld for any reason or no reason, and if you inadvertently apply for or receive any such employment, you shall immediately withdraw such application or resign such employment upon receipt of notice thereof.

11. RETURN OF COMPANY PROPERTY. Within one month of the Separation Date, and except as otherwise provided herein, you shall return to the Company all Company documents (and all copies thereof) and other Company property that you have had in your possession at any time, including, but not limited to, Company files, notes, notebooks, memoranda, correspondence drawings, books and records, plans and forecasts, financial information, personnel information, sales and marketing information, research and development information, specifications, computer-recorded information, tangible property (including, but not limited to, and Company information maintained in electronic form), credit cards, entry cards, identification badges and keys; and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).

12. PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. You acknowledge your continuing obligations to comply with your Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit C. You further agree that the terms of the Proprietary Information and Inventions Agreement will continue in full force and effect during the Consulting Period.

13. NONDISPARAGEMENT. You and the Company agree that neither party will at any time disparage the other party, and the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that each party shall respond accurately and fully to any questions, inquiry or request for information when required by legal process.

14. CONFIDENTIALITY. The provisions of this Agreement shall be held in strictest confidence by you and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement, in confidence, to



                                       4.

your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

15. RELEASE OF CLAIMS. In exchange for the promises and covenants set forth herein, you hereby release, acquit, and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, partners, successors, assigns, affiliates, customers, and clients of and from any and all claims liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the Effective Date, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company, the termination of that employment, and the Company's performance of its obligations as your former employer; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the California Fair Employment and Housing Act, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967 ("ADEA"), as amended; the federal Americans With Disabilities Act; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing. Notwithstanding the above, you do not release any claims you may have
(i) under this Agreement, or (ii) for indemnification pursuant to and in accordance with applicable statutes and the applicable terms of the certificate of incorporation or bylaws of the Company or under any indemnification agreements, and any insurance coverage for such claims.

16. ADEA WAIVER. You further acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under ADEA. You also acknowledge that the consideration given for the waiver and release to which you are agreeing herein is in addition to anything of value to which you were already entitled. You acknowledge that you are advised by this writing, as required by the Older Workers Benefit Protection Act, that: (a) your waiver and release do not apply to any rights or claims that may arise after the Effective Date of this release; (b) you should consult with an attorney prior to executing this release (although you may voluntarily choose not to do so); (c) you may have at least twenty-one (21) days to consider this Agreement (although you may by your own choice execute this release earlier); (d) you have seven (7) days following the execution of this release to revoke your release of ADEA claims; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, therefore making the effective date the eighth day after this release is signed by you (the "Effective Date").

17. SECTION 1542 WAIVER. In giving the releases herein, which includes claims which may be unknown to you at present, you hereby acknowledge that you have read and understand Section 1542 of the Civil Code of the State of California which reads as follows:



                                       5.

        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

You hereby expressly waive and relinquish all rights and benefits under this section and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

18. NO ADMISSIONS. The parties hereto hereby acknowledge that this is a compromise settlement of various matters, and it shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person whomsoever.

19. ARBITRATION. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, you and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum). Any arbitration proceeding pursuant to this Agreement shall be conducted by American Arbitration Association ("AAA") in San Diego, California, under the then-existing AAA rules for Commercial Disputes. If a party brings an action under this Agreement and is the prevailing party in the arbitration proceeding, such party shall be entitled to recover from the other party reasonable attorneys' fees, arbitration expenses and other recoverable costs incurred in connection with such arbitration proceeding.

20. ENTIRE AGREEMENT. This Agreement, including all exhibits, constitutes the complete, final and exclusive embodiment of the entire Agreement between you and the Company with regard to the subject matter hereof. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and supercedes any such promises or representations. This Agreement may not be modified except in a writing signed by you and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signed the same of his or its free will.

21. SUCCESSORS AND ASSIGNS. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inures to the benefit of each party, its agents, directors, officers, employees, servants, heirs, successors and assigns.

22. APPLICABLE LAW. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

23. SEVERABILITY. If a court, arbitrator, or other authority of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired, and the invalid or unenforceable term or provision shall be replaced with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.



                                       6.

24. AUTHORITY. You warrant and represent that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein and that you are duly authorized to give the release granted herein.

25. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

26. SECTION HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Please confirm your agreement to the foregoing terms and conditions by signing and returning a copy of this letter to me on or before March 30, 2000.

Sincerely,

MP3.COM, INC.


/s/ PAUL OUYANG
----------------------------
Paul Ouyang
Chief Financial Officer and
Executive Vice-President

Attachments:
Exhibit A - Early Exercise Stock Purchase Agreement
Exhibit B - Consulting Agreement
Exhibit C - Proprietary Information and Inventions Agreement

HAVING READ THE FOREGOING, I HEREBY AGREE TO THE TERMS AND CONDITIONS STATED ABOVE.


/s/ THOMAS SPIEGEL                                 Dated:  3/9/00
--------------------------------------------             -----------------------
THOMAS SPIEGEL



                                       7.

                                    EXHIBIT A
                     EARLY EXERCISE STOCK PURCHASE AGREEMENT

                                    EXHIBIT B
                              CONSULTING AGREEMENT

                                    EXHIBIT C
                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT